Exhibit 99

[LOGO]                                                              News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214        For further please contact:
                                                               Mark E. Tryniski,
                               Chief Operating Officer & Chief Financial Officer
                                                          Office: (315) 445-7378
                                                             Fax: (315) 445-7347

                         COMMUNITY BANK SYSTEM INCREASES
                       SECOND QUARTER 2004 NET INCOME 21%

        Loan Demand Improves; Asset Quality Reaches Best Levels in Years

      Syracuse, N.Y. - July 22, 2004 - Community Bank System, Inc. (NYSE: CBU) generated a 21% increase in net income for the second quarter of 2004 as compared to the second quarter of 2003. Earnings for the six-month period ended June 30, 2004 were up 17% over the corresponding period of 2003. The increase in earnings resulted primarily from organic and acquired growth in earning asset levels and improved asset quality, offset by a lower net interest margin.

Earnings Per Share - GAAP Basis. Diluted earnings per share measured in accordance with generally accepted accounting principles ("GAAP") for the second quarter of 2004 were $0.40, up 5% from results of $0.38 for both the second quarter of 2003 and the first quarter of 2004. Diluted earnings per share for the six- months ended June 30, 2004 of $0.77 compares to $0.75 for the same 2003 period.

Earnings Per Share - Operating Basis. In addition to the earnings results presented above in accordance with GAAP, the company provides earnings results on a non-GAAP, or operating basis, as well. Operating earnings exclude the effects of certain items the company considers to be non-operating, including acquisition expenses, and net gains and losses from securities and debt prepayment transactions. Diluted operating earnings per share of $0.40 and $0.38 for the second quarters of 2004 and 2003, respectively, were identical to GAAP earnings. Diluted operating earnings per share for the six months ended June 30, 2004 were $0.80, up 7% from $0.75 reported for the same 2003 period. A reconciliation of GAAP to operating-based earnings is as follows:

                                      Three Months Ended June 30,       Six Months Ended June 30,
(000's omitted)                          2004              2003           2004              2003
                                      ---------------------------      ---------------------------
Net income                            $ 12,141           $ 10,032      $ 23,296           $ 19,981
After-tax operating adjustments:
  Net securities gains                     (82)                 0           (89)                 0
  Debt prepayment costs                      0                  0             0                 27
  Acquisition expenses                     252                  3           847                  3
                                      ---------------------------      ---------------------------
Net income - operating                $ 12,311           $ 10,035      $ 24,054           $ 20,011
                                      ===========================      ===========================

Sanford A. Belden, President and Chief Executive Officer, stated, "We are delighted with second quarter operating results, particularly the continued improvement in our asset quality metrics, robust loan growth, and consummation of the First Heritage acquisition. Our focus on asset quality has resulted in delinquency, charge-off and non-performing loan ratios that are at their lowest levels in several years. After a less active first quarter, organic loan demand increased this quarter to an annualized growth rate of 7% on the strength of both business and consumer credit demand. Lastly, the acquisition of First Heritage Bank in Wilkes-Barre, Pa. closed on May 14, adding three branch locations, $212 million of deposits, and a strong commercial lending orientation to our existing First Liberty banking network in Northeastern Pennsylvania."

Net interest income of $37.5 million in the second quarter of 2004 was up 17% over second quarter 2003's level of $32.1 million, primarily as a result of a $715 million rise in average earning assets. This increase was driven by acquisitions, organic loan growth, and securities purchases. Second quarter net interest margin of 4.49% compares to 4.74% for the second quarter of 2003, and 4.67% for the first quarter of 2004. Net interest margin for the six months ended June 30, 2004 of 4.58% declined from 4.77% in the equivalent period of 2003. Margin compression has been caused by the historically low interest rate environment having a greater impact on earning-asset yields, which were down 64 basis points year-to-date versus 2003, than on the cost of funds, which fell 44 basis points over the same time frame.

Loan loss provision in the current quarter of $2.3 million was down from $2.7 million in the second quarter of 2003, despite a $388 million increase in average loans, as net charge-off, delinquency and non-performing loan ratios showed continued improvement. Provision for the six months through June 30, 2004 of $4.4 million compares to $6.1 million for the same period of 2003, declining as a result of the aforementioned improvements in asset quality.

Non-interest income (excluding gain/loss on security and debt transactions) increased $1.8 million, or 21%, to $10.8 million in second quarter 2004 from $8.9 million in the same quarter last year. Half of this increase was due to the acquisition in July 2003 of Harbridge Consulting Group, which contributed $0.9 million of the increase, with the balance stemming from organic growth of our financial service businesses. Acquired and organic growth also contributed to the 20% year-to-date increase in total non-interest income over 2003. Total quarterly revenue from our financial services businesses was up 59%, from $2.7 million in 2003 to $4.3 million in 2004. Excluding the impact of the Harbridge acquisition, organic growth was a very strong 28%, driven by continued growth in our retirement plan administration business and by improvements in our wealth management businesses.

Operating expenses (excluding acquisition expenses) increased from $25.2 million in second quarter 2003 to $29.4 million in the current quarter. This increase is due principally to four acquisitions completed over the past year, and to a lesser degree to increased compensation and benefits costs. The efficiency ratio (excluding intangible amortization and gain/loss on security and debt transactions) decreased to 53.2% in second quarter 2004 from 54.4% in the same quarter of last year. The efficiency ratio through June 30, 2004 of 53.8% compares to 53.3% for the same period of 2003.

The company's year-to-date effective income tax rate of 24.8% is up from 24.0% for the first quarter of 2004, due principally to a lower expected proportion of tax-exempt income.

Financial Position

Earning assets of $3.9 billion at the end of the quarter were up $530 million over the first quarter 2004 level of $3.4 billion. This increase reflects annualized organic loan growth of 7%, or $35 million, acquired loans of $206 million and net securities acquired and purchased of $288 million. Earning asset growth was funded by acquired deposits of $212 million, increased borrowings of $341 million, and organic deposit outflow of $18 million.

The $35 million of organic loan growth was attributable to strengthened performance in both business and consumer markets. Business loans were up 6% on an annualized basis, with consumer mortgages up 9% and consumer installment loans up 5%.

Asset Quality

Charge-off, non-performing and delinquency ratios continued to improve this quarter and are now at their lowest levels in several years. Year over year, the charge-off ratio has declined from 0.57% to 0.26%, the non-performing loan ratio has declined from 0.82% to 0.56%, and the delinquency ratio has declined from 1.79% to 1.50%. The ratio of allowance for loan losses to total loans at the end of second quarter 2004 was 1.37%, as compared to 1.48% one year earlier and 1.37% the end of first quarter 2004. This reduction reflects an improved asset quality profile brought on by stabilized economic conditions, enhanced credit risk management initiatives, and an increased proportion of lower-risk consumer mortgages in the loan portfolio.

First Heritage Acquisition

The acquisition of First Heritage Bank closed on May 14, 2004, adding three branches in Luzerne county to First Liberty Bank & Trust, the Pennsylvania banking division of Community Bank, N.A. Robert P. Matley, formerly President and Chief Operating Officer of First Heritage, is now serving as Senior Lending Officer and Executive Vice President of Pennsylvania Banking. The fair value of net assets acquired approximated $62 million, including $206 million of loans, $212 million of deposits, and intangible assets of $38 million. Consideration included 2.6 million shares of CBU stock with a fair value of $52 million.

Stock Repurchase

The Company announced on May 21, 2004 that its Board of Directors had approved the continuation of a stock repurchase program previously announced in June 2003. The program provides for the repurchase of up to 1,400,000 common shares, of which 1,119,287 have been repurchased through June 30, 2004, at an aggregate cost of $23.9 million and an average price per share of $21.31.

Other Matters

As noted in our April 2004 conference call and press release, management had been evaluating the prepayment of certain Federal Home Loan Bank borrowings to strengthen the company's interest-rate sensitivity and earnings profile. As a result of subsequent changes in the interest rate environment, the company was more effectively able to achieve its objectives through a combination of securities investment, deposit management, and intermediate term funding from the Federal Home Loan Bank.

Conference Call Scheduled

A conference call will be held with company management at 11:00 a.m. (EST) on Friday, July 23, to discuss the above results at 1-866-453-5550 (access code 5411895). An audio recording will be available one hour after the call until September 30, and may be accessed at 1-866-453-6660 (access code 149461). Investors may also listen to the call live via the Internet at: http://phx.corporate-r.net/playerlink.zhtml?c=95653&s=wm&e=915486

This webcast will be archived on this site for one full year and may be accessed at any point during this time at no cost. This earnings release, including supporting financial tables, is available within the Investor Relations/News & Media section of the company's website at: www.communitybankna.com.

Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, N.Y. CBU's wholly-owned banking subsidiary has $4.4 billion in assets and 130 customer facilities across Upstate New York, where it operates as Community Bank, N.A ., and Northeastern Pennsylvania, where it operates as First Liberty Bank & Trust. For further information please visit our websites at: www.communitybankna.com or www.firstlibertybank.com.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU's operations to differ materially from CBU's expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. CBU does not assume any duty to update forward-looking statements.

Summary of Financial Data
(Dollars in thousands, except per share data)

------------------------------------------------------------------------------------------------------------------
                                                                     Quarter Ended                Year to Date
                                                                --------------------------------------------------
-------------------------------------------------------------   June 30,       June 30,      June 30,     June 30,
                          Earnings                                2004           2003          2004         2003
------------------------------------------------------------------------------------------------------------------
Interest income                                                 $ 52,136      $ 47,019      $102,057      $ 95,290
Interest expense                                                  14,679        14,917        28,646        30,704
  Net interest income                                             37,457        32,102        73,411        64,586
Loan loss provision                                                2,300         2,673         4,350         6,073
  Net interest income after provision for loan losses             35,157        29,429        69,061        58,513
Deposit service fees                                               6,201         5,740        11,985        10,945
Other banking services                                               246           475           896         1,344
Trust, investment and asset management fees                        2,062         1,530         3,764         3,207
Benefit plan administration, consulting and actuarial fees         2,275         1,202         4,659         2,303
  Non-interest income before security gains & debt ext            10,784         8,947        21,304        17,799
Security gains & debt ext                                            135             0           145           (45)
  Total non-interest income                                       10,919         8,947        21,449        17,754
Salaries and employee benefits                                    15,392        12,318        30,559        25,018
Occupancy and equipment and furniture                              4,650         4,305         9,432         8,630
Intangible amortization                                            1,759         1,251         3,398         2,532
Other                                                              7,563         7,300        14,761        13,441
  Total recurring operating expenses                              29,364        25,174        58,150        49,621
Acquisition expenses                                                 411             5         1,381             5
  Total operating expenses                                        29,775        25,179        59,531        49,626
Income before tax                                                 16,301        13,197        30,979        26,641
Income tax                                                         4,160         3,165         7,683         6,660
Net income                                                      $ 12,141      $ 10,032      $ 23,296      $ 19,981
Basic earnings per share                                        $   0.41      $   0.38      $   0.80      $   0.77
Diluted earnings per share                                      $   0.40      $   0.38      $   0.77      $   0.75
Diluted earnings per share - operating (1)                      $   0.40      $   0.38      $   0.80      $   0.75
------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                                ---------------------------------------------------------------
                                                                          2004                             2003
                                                                ---------------------------------------------------------------
                                                                 2nd Qtr       1st Qtr        4th Qtr      3rd Qtr      2nd Qtr
-------------------------------------------------------------------------------------------------------------------------------
Earnings
-------------------------------------------------------------------------------------------------------------------------------
Interest income                                                 $ 52,136       $ 49,921      $ 49,163     $ 46,676     $ 47,019
Interest expense                                                  14,679         13,967        14,460       14,137       14,917
  Net interest income                                             37,457         35,954        34,703       32,539       32,102
Provision for loan losses                                          2,300          2,050         3,093        2,029        2,673
  Net interest income after provision for loan losses             35,157         33,904        31,610       30,510       29,429
Deposit service fees                                               6,201          5,784         6,099        6,080        5,740
Other banking services                                               246            650           596          (37)         475
Trust, investment and asset management fees                        2,062          1,702         1,728        1,747        1,530
Benefit plan administration, consulting and actuarial fees         2,275          2,384         1,931        1,987        1,202
  Non-interest income before security gains & debt ext            10,784         10,520        10,354        9,777        8,947
Security gains & debt ext                                            135             10        (2,656)           3            0
  Total non-interest income                                       10,919         10,530         7,698        9,780        8,947
Salaries and employee benefits                                    15,392         15,167        14,921       13,226       12,318
Occupancy and equipment and furniture                              4,650          4,782         4,355        4,140        4,305
Amortization of intangible assets                                  1,759          1,639         1,292        1,269        1,251
Other                                                              7,563          7,198         6,983        6,407        7,300
  Total recurring operating expenses                              29,364         28,786        27,551       25,042       25,174
Acquisition expenses                                                 411            970           328          165            5
  Total operating expenses                                        29,775         29,756        27,879       25,207       25,179
Income before income taxes                                        16,301         14,678        11,429       15,083       13,197
Income taxes                                                       4,160          3,523         2,759        3,354        3,165
     Net income                                                 $ 12,141       $ 11,155      $  8,670     $ 11,729     $ 10,032
Basic earnings per share                                        $   0.41       $   0.39      $   0.32     $   0.45     $   0.38
Diluted earnings per share                                      $   0.40       $   0.38      $   0.31     $   0.44     $   0.38
Diluted earnings per share - operating (1)                      $   0.40       $   0.40      $   0.37     $   0.44     $   0.38
-------------------------------------------------------------------------------------------------------------------------------
Profitability
-------------------------------------------------------------------------------------------------------------------------------
Return on assets                                                    1.18%          1.17%         0.93%        1.35%        1.20%
Return on equity                                                   11.34%         10.92%         9.51%       13.83%       11.74%
Non-interest income/operating income (FTE) (2)                      20.8%          21.1%         21.5%        21.6%        20.3%
Efficiency ratio (3)                                                53.2%          54.5%         54.5%        52.5%        54.4%
-------------------------------------------------------------------------------------------------------------------------------
Components of Net Interest Margin (FTE)
-------------------------------------------------------------------------------------------------------------------------------
Loan yield                                                          6.04%          6.21%         6.35%        6.55%        6.81%
Investment yield                                                    6.19%          6.53%         6.34%        6.34%        6.69%
Earning asset yield                                                 6.10%          6.33%         6.35%        6.47%        6.76%
Interest bearing deposit rate                                       1.48%          1.56%         1.63%        1.72%        1.92%
Short-term borrowing rate                                           1.23%          1.27%         1.25%        1.22%        1.29%
Long-term borrowing rate                                            5.22%          6.26%         6.18%        6.17%        6.18%
Cost of all interest bearing funds                                  1.90%          1.97%         2.07%        2.19%        2.39%
Cost of funds (includes DDA)                                        1.61%          1.66%         1.75%        1.84%        2.02%
Net interest margin (FTE)                                           4.49%          4.67%         4.59%        4.63%        4.74%
Fully tax-equivalent adjustment                                 $  3,626       $  3,335      $  3,141     $  3,008     $  2,962
-------------------------------------------------------------------------------------------------------------------------------

                                                                 ------------------------------------------------------------------
                                                                           2004                                2003
                                                                 ------------------------------------------------------------------
                                                                   2nd Qtr      1st Qtr       4th Qtr        3rd Qtr      2nd Qtr
-----------------------------------------------------------------------------------------------------------------------------------
Average Balances
-----------------------------------------------------------------------------------------------------------------------------------
Loans                                                            $2,222,827    $2,111,388    $2,017,817    $1,879,858    $1,834,610
Taxable investment securities                                       949,099       817,503       834,221       764,931       728,155
Non-taxable investment securities                                   506,950       452,935       417,893       402,105       401,535
  Total interest-earning assets                                   3,678,876     3,381,826     3,269,931     3,046,894     2,964,300
Total assets                                                      4,145,955     3,841,103     3,695,233     3,437,016     3,359,927
Interest-bearing deposits                                         2,320,030     2,227,978     2,141,724     2,059,840     2,073,398
Short-term borrowings                                               416,767       356,163       336,250       207,925       132,775
Long-term borrowings                                                376,350       270,479       294,728       295,509       295,534
  Total interest-bearing liabilities                              3,113,147     2,854,620     2,772,702     2,563,274     2,501,707
Shareholders' equity                                             $  430,660    $  410,816    $  361,525    $  336,572    $  342,830
-----------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                        $  101,410    $   79,373    $  103,923    $  117,190    $  109,898
Investment securities                                             1,584,353     1,347,590     1,329,534     1,292,685     1,170,372
Loans:
  Consumer mortgage                                                 780,550       743,699       739,593       606,084       545,828
  Business lending                                                  853,034       673,812       689,436       630,886       637,984
  Consumer indirect                                                 340,868       326,463       325,241       318,162       305,550
  Consumer direct                                                   372,283       361,441       374,239       368,871       368,653
     Total loans                                                  2,346,735     2,105,415     2,128,509     1,924,003     1,858,015
Allowance for loan losses                                            32,040        28,821        29,095        27,117        27,417
Intangible assets                                                   230,783       194,820       196,111       140,292       132,296
Other assets                                                        126,513       124,259       126,415       121,666       116,658
     Total assets                                                 4,357,754     3,822,636     3,855,397     3,568,719     3,359,822
Deposits                                                          2,934,933     2,740,933     2,725,488     2,553,350     2,541,974
Borrowings                                                          852,850       512,072       587,396       533,630       319,864
Subordinated debt held by unconsolidated subsidiary trusts           80,418        80,404        80,390        80,376        80,362
Other liabilities                                                    48,156        66,204        57,295        59,601        65,803
  Total liabilities                                               3,916,357     3,399,613     3,450,569     3,226,957     3,008,003
Shareholders' equity                                                441,397       423,023       404,828       341,762       351,819
  Total liabilities and shareholders' equity                      4,357,754     3,822,636     3,855,397     3,568,719     3,359,822
Assets under management or administration                        $1,936,063    $1,863,601    $1,806,941    $1,600,141    $1,577,584
-----------------------------------------------------------------------------------------------------------------------------------
Capital
-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 leverage ratio                                                  6.98%         7.22%         7.26%         7.39%         7.76%
Tangible equity / tangible assets                                      5.10%         6.29%         5.70%         5.88%         6.80%
Accumulated other comprehensive income                           $   16,287    $   47,584    $   35,958    $   39,582    $   52,438
Diluted weighted average common shares outstanding                   30,670        29,557        28,013        26,816        26,693
Period end common shares outstanding                                 30,617        28,560        28,330        25,921        26,038
Cash dividends declared per common share                         $     0.16    $     0.16    $     0.16    $     0.16    $     0.15
Book value                                                            14.42         14.81         14.29         13.18         13.51
Tangible book value                                                    6.88          7.99          7.37          7.77          8.43
Common stock price (end of period)                                    22.79         23.14         24.50         21.96         19.00
Total shareholders return - trailing 12 months                         23.2%         51.3%         61.2%         53.2%         22.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                                           -----------------------------------------------------------------
                                                                    2004                               2003
                                                           -----------------------------------------------------------------
                                                            2nd Qtr       1st Qtr       4th Qtr       3rd Qtr       2nd Qtr
----------------------------------------------------------------------------------------------------------------------------
Asset Quality
----------------------------------------------------------------------------------------------------------------------------
Non-accrual loans                                           $11,142       $12,499       $11,940       $10,518       $12,678
Accruing loans 90+ days delinquent                            1,234         1,462         1,307         3,018         2,457
Restructured loans                                              856            27            28            29            30
  Total non-performing loans                                 13,232        13,988        13,275        13,565        15,165
Other real estate owned (OREO)                                1,044         1,014         1,077           812           943
     Total non-performing assets                             14,276        15,002        14,352        14,377        16,108
Net charge-offs                                             $ 1,438       $ 2,324       $ 2,744       $ 2,532       $ 2,606
Loan loss allowance/loans outstanding                          1.37%         1.37%         1.37%         1.41%         1.48%
Non-performing loans/loans outstanding                         0.56%         0.66%         0.62%         0.71%         0.82%
Loan loss allowance/non-performing loans                        242%          206%          219%          200%          181%
Net charge-offs/average loans                                  0.26%         0.44%         0.54%         0.53%         0.57%
Loan loss provision/net charge-offs                             160%           88%          113%           80%          103%
Non-performing assets/loans outstanding plus OREO              0.61%         0.71%         0.67%         0.75%         0.87%
----------------------------------------------------------------------------------------------------------------------------

(1) Operating earnings excludes the effects of certain items the Company considers to be non-operating, including acquisition expenses, the results of securities transactions and debt restructuring activities

(2) Excludes results of securities transactions and debt restructuring activities

(3) Excludes intangible amortization, acquisition expenses, results of securities transactions and debt restructuring activities